UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

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WAVE SYNC CORP.

(Name of Registrant as Specified in Its Charter)

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WAVE SYNC CORP.

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT

To the stockholders of WAVE SYNC CORP. (the “Company”):

The purpose of this letter and the enclosed information statement (the “Information Statement”) is to inform you that the stockholder holding a majority of our issued and outstanding voting power of the Company’s common stock, par value $0.001 per share (the “Common Stock”), has acted by written consent in lieu of a meeting.

On August 23, 2021, certain stockholder (the “Majority Shareholder”) holding approximately 65.66% of the Company’s outstanding voting power through both ownership of our Common Stock and voting proxies by written consent:

1.	approved a reverse stock split (the “Reverse Stock Split”) at a ratio of one-for-five (the “Ratio”); and

2.	adopted an amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) to effect the Reverse Stock Split and restate certain other provisions therein.

As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of the Majority Shareholder holding more than 50.1% of our voting securities on August 23, 2021, your vote or consent is not requested or required. This Information Statement is being provided solely for your information, and also serves the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations prescribed thereunder, including Regulation 14C, and serves as the notice required by Section 228 of the Delaware General Corporation Law of taking of a corporate action without a meeting by less than unanimous written consent of our stockholders. You do not need to do anything in response to this Notice and the Information Statement.

You are urged to read the Information Statement in its entirety.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE INFORMATION STATEMENT IS BEING MAILED ON OR ABOUT SEPTEMBER 15, 2021 TO STOCKHOLDERS OF RECORD AS OF AUGUST 25, 2021.

By order of the Board of Directors

/s/ Jiang Hui
Name: Jiang Hui
Title: Chief Executive Officer and Director
Date: September 15, 2021

WAVE SYNC CORP.

19 West 44th Street, Suite 1001,
New York, NY 10036

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

GENERAL INFORMATION

This Information Statement (the “Information Statement”) is first being mailed on or about September 15, 2021 to the stockholders of record of Wave Sync Corp., a Delaware corporation (referred to herein as “we,” “us,” “our,” or “the Company”), as of the close of business on August 25, 2021 (the “Record Date”).  This Information Statement is being furnished to you for information purposes only, to inform you that holder of majority outstanding voting power through both ownership of our shares of the common stock, par value $0.001 per share (“Common Stock”) and voting proxies over certain shares of Common Stock has adopted, by written consent, resolutions authorizing us to amend and restate our Certificate of Incorporation to effect a reverse stock split (the “Reverse Stock Split”) at a ratio of one-for-five (the “Ratio”).

Summary of the Corporate Actions

On August 23, 2021, our board of directors (the “Board”) unanimously adopted the resolutions approving the Reverse Stock Split and Amended and Restated Certificate of Incorporation.

Section 228 of the Delaware General Corporation Law (the “DGCL”) provides that the written consent of the holders of the issued and outstanding shares of voting capital stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible to accomplish the purposes hereafter described, the Board elected to seek the written consent of the holders of a majority of our issued and outstanding shares of voting capital stock to reduce the costs and implement the Reverse Stock Split in a timely manner.

As of the Record Date, there were 59,327,713 shares of our Common Stock issued and outstanding. These issued and outstanding shares of Common Stock constitute our only voting securities and each stockholder is entitled to cast one vote for each share of Common Stock held by the stockholder. On August 23, 2021, certain stockholder of the Company (the “Majority Shareholder”), which owned approximately 42.14% of the total issued and outstanding shares of our Common Stock and held the voting proxies over 23.52% of the total issued and outstanding shares of our Common Stock beneficially held by eight shareholders, acted by written consent to approve the Reverse Stock Split and adopt the amended and restated certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) to effect the Reverse Stock Split.

In accordance with Rule 14c-2 under the Securities Exchange Act, the stockholder actions taken by written consent will become effective no earlier than 20 calendar days after the date on which this Information Statement is sent or given to our stockholders. This Information Statement is first being mailed on or about September 15, 2021 to the Company’s stockholders of record as of the Record Date.

Notice pursuant to Section 228 of the DGCL and the Company’s Bylaws

Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of this corporate action without a meeting to the stockholders who are entitled to vote and have not consented in writing to such action. This Information Statement is intended to provide such notice. The entire cost of furnishing this Information Statement will be borne by us.

Voting and Vote Required

The Company is not seeking consents, authorizations or proxies from you. Under the DGCL, the Amended and Restated Certificate of Incorporation may be approved, without a meeting of stockholders, by a resolution of our Board of Directors, followed by the written consent of stockholders representing a majority of the voting power of our outstanding shares of the Common Stock.

PROPOSAL 1 THE

REVERSE STOCK SPLIT

Purpose of the Reverse Stock Split Amendment

The Company is expected to complete the Reverse Stock Split to increase the number of shares available for future issuance, including for potential business combination transactions.

Impact of the Reverse Stock Split

The immediate effect of a Reverse Stock Split would be to reduce the number of shares of Common Stock outstanding, and to increase the trading price of the Common Stock. However, the effect of any Reverse Stock Split upon the market price of the Common Stock cannot be predicted, and the effects of reverse stock splits for companies in similar circumstances vary. The Company cannot assure you that the trading price of the Common Stock after the Reverse Stock Split will rise in exact proportion to the reduction in the number of shares of the Common Stock outstanding as a result of the Reverse Stock Split. The trading price of the Common Stock may change due to a variety of other factors, including factors related to the Company’s business, economy, industrial factors and general market conditions.

Upon effectiveness of the Reverse Stock Split, the number of shares of Common Stock held by each stockholder will be reduced by dividing the number of shares held immediately before the Reverse Stock Split by five.

The Reverse Stock Split will be realized simultaneously and in the same Ratio for all of the outstanding Common Stock. The Reverse Stock Split will affect all holders of Common Stock uniformly and will not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the Reverse Stock Split would result in any of our stockholders owning a fractional share. As described below, holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will receive an additional share in lieu of such fractional share. These additional shares will increase the number of post-Reverse Stock Split holders of our Common Stock to the extent there are concurrently stockholders who would otherwise have received less than one share of Common Stock after the Reverse Stock Split. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares).

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of the Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

The Reverse Stock Split will not change the number of authorized shares of Common Stock as designated by the Company’s amended and restated Certificate of Incorporation. Therefore, upon the effectiveness of the Reverse Stock Split, the number of shares of Common Stock remaining available for issuance will increase because the number of issued and outstanding shares of Common Stock will decrease. The remaining authorized but unissued shares may be used for various purposes, including, without limitation, raising capital, providing equity incentives to employees, officers or directors, effecting stock dividends, establishing strategic relationships with other companies and expanding our business through the acquisition of other businesses or products.

The table below illustrates the effect, as of the Record Date, of a Reverse Stock Split at the Ratio on the shares of Common Stock outstanding and the resulting number of shares of Common Stock available for issuance:

Reverse Stock Split Ratio	Shares of Common Stock Outstanding Before the Reverse Stock Split	Shares of Common Stock Outstanding After the Reverse Stock Split	Shares of Common Stock Available for Issuance After the Reverse Stock Split
1:5	59,327,713	11,865,542	88,134,457

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

On the effective date of the Reverse Stock Split, each certificate representing shares of the Common Stock before the Reverse Stock Split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse Stock Split. All options, warrants, convertible debt instruments (other than the Acquisition Note) and other securities will also be automatically adjusted on the effective date.

The Company anticipates that its transfer agent will act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, stockholders and holders of securities convertible into the Common Stock will be notified of the effectiveness of the Reverse Stock Split.  Stockholders of record will receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the Reverse Stock Split.  Persons who hold their shares in brokerage accounts or “street name” will not be required to take any further actions to effect the exchange of their certificates. Instead, the holders of the certificates will be contacted.

No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the Reverse Stock Split will continue to be valid and will represent the adjusted number of shares based on the exchange ratio of the Reverse Stock Split. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Fractional Shares

Our Board does not currently intend to issue fractional shares in connection with the Reverse Stock Split. Therefore, we do not expect to issue certificates representing fractional shares. In lieu of any fractional shares, we will issue to stockholders who would otherwise hold a fractional share that number of shares of Common Stock as rounded up to the nearest whole share. For example, if a stockholder holds 150.75 shares of Common Stock following the Reverse Stock Split, that stockholder will receive 151 shares of the Common Stock. No stockholders will receive cash in lieu of fractional shares.

Authorized Shares

When the Reverse Stock Split is effected, the Amended and Restated Certificate of Incorporation will not alter the number of authorized shares in the amount of 100,000,000 shares of the Common Stock. Accordingly, there will be no reduction in the number of authorized shares of our Common Stock based on the Ratio.

Accounting Matters

The Reverse Stock Split will not affect the par value of our Common Stock. As a result, on the effective date of the Reverse Stock Split, the stated par value on our balance sheet attributable to our Common Stock will be reduced and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value per share of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding as a result of the Reverse Stock Split.

Federal Income Tax Consequences

The following is a summary of material federal income tax consequences of the Reverse Stock Split and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, including banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well prospectively. This summary also assumes that the shares are held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of the stockholder. Each stockholder is urged to consult with the stockholder’s own tax advisor with respect to the consequences of the Reverse Stock Split.

No gain or loss should be recognized by a stockholder upon the stockholder’s receipt of shares pursuant to the Reverse Stock Split. The aggregate tax basis of the shares received in the Reverse Stock Split would be the same as the stockholder’s aggregate tax basis in the shares exchanged. The stockholder’s holding period for the shares would include the period during which the stockholder held the pre-split shares surrendered in the Reverse Stock Split.

The Company’s beliefs regarding the tax consequence of the Reverse Stock Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the state in which he or she resides.

Each stockholder should consult his, her or its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the Reverse Stock Split.

PROPOSAL 2 THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

On August 23, 2021, the Majority Shareholder by written consent adopted and ratified the Amended and Restated Certificate of Incorporation, substantially in the form set for the in Annex A herein, in order to effect the Reverse Stock Split of the Company’s Common Stock.

We will not file the Amended and Restated Certificate of Incorporation with the Secretary of the State of Delaware until 20 calendar days after the first mailing date of this information statement to the Company’s stockholders of record as of the Record Date.

The foregoing description of the Amended and Restated Certificate of Incorporation is not intended to be complete and qualified in its entirety by reference thereto, which is attached herein as Annex A.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacity as stockholders, none of our officers, directors or any of their respective affiliates has any interest in the Reverse Stock Split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information known to us regarding the beneficial ownership of our Common Stock as of the Record Date for:

●	each person we believe beneficially holds more than 5% of our outstanding common shares (based solely on our review of SEC filings);

●	each of our “named executive officers” and directors; and

●	all of our current directors and executive officers as a group.

The number of shares beneficially owned by a person includes shares issuable under options, warrants and other securities convertible into the Common Stock held by that person and that are currently exercisable or that become exercisable within 60 days of the Record Date. Percentage calculations assume, for each person and group, that all shares that may be acquired by such person or group pursuant to options, warrants and other convertible securities currently exercisable or that become exercisable within 60 days of the Record Date are outstanding. Nevertheless, shares of the Common Stock that are issuable upon exercise of presently unexercised options, warrants and other convertible securities are not deemed to be outstanding for purposes of calculating the “Percentage of Shares Beneficially Owned” by any other person or any other group.

Except as otherwise indicated in the table or its footnotes, the persons in the table below have sole voting and investment power with respect to all shares of the Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

As of the Record Date, we had 59,327,713 shares of the Common Stock issued and outstanding.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership	Percentage
Directors and Executive Officers
Jiang Hui	0	-
Hon Man Yun	0	-
Hong Chen	0	-
Xiaoyue Zhang	0	-
Ming Yi	43,187	*
All directors and executive officers as a group (5 persons)	43,187	*

5% Holders
PX SPAC Capital Inc.	25,000,000	42.14%
Coco Han	5,000,000	8.43%
Yue Wang	3,300,000	5.56%
Hare & Co	3,077,966	5.18%
Zuyue Xiang	3,000,000	5.05%

*	less than 1%.

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 19 West 44th Street, Suite 1001, New York, NY 10036. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of the Common Stock beneficially owned by them.

DISSENTERS’ RIGHTS OF APPRAISAL

Under the DGCL, stockholders are not entitled to dissenters’ rights of appraisal in connection with the Reverse Stock Split and the corresponding amendments to the Company’s Certificate of Incorporation.

STOCKHOLDERS SHARING AN ADDRESS

In accordance with notices to many stockholders who hold their shares through a bank, broker or other holder of record (a “street-name stockholder”) and share a single address, only one information statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this information statement, or any future notices and documents, may make such request by contacting the bank, broker or other holder of record, or our offices by telephone at 852 9804 7102, or by mail to 19 West 44th Street, Suite 1001, New York, NY, 10036, Attention: Jiang Hui. In addition, any such street-name stockholders residing at the same address who have received multiple copies of this information statement and wish to receive a single copy of our annual reports, information statements and proxy materials in the future may contact the bank, broker or other holder of record, or our offices at the contact information above.

SEC PERIODIC REPORTS

The Company is subject to the information and reporting requirements of the Exchange Act, and in accordance with the Exchange Act, the Company files reports, documents and other information with the SEC. These reports and other information filed with the SEC by the Company may be inspected and are available for copying at the public reference facilities maintained by the SEC at 100 F Street, N.E. Washington, D.C. 20549. Copies may be obtained at prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. The SEC also maintains an internet website that contains periodic and other reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

The Company’s comprehensive Annual Report on Form 10-K can be accessed through the SEC’s website or are available from the Company, without charge, by first-class mail or other equally prompt means of delivery following receipt of a written or oral request directed to our Corporate Secretary, at WAVE SYNC CORP., 19 West 44th Street, Suite 1001, New York, NY, 10036, telephone: +852 9804 7102.

WHERE YOU CAN FIND MORE INFORMATION

The Company files reports, information statements and other information with the SEC as required by the Exchange Act. You may read and copy reports, information statements and other information filed by the Company with the SEC at its public reference room located at 100 F Street, N.E., Washington, D.C. 20549-1004. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549-1004. The Company files reports, information statements and other information electronically with the SEC. You may access information on the Company at the SEC web site containing reports, information statements and other information at http://www.sec.gov. This information statement describes the material elements of relevant contracts, exhibits and other information attached as annexes or exhibits to this information statement. Information and statements contained in this information statement are qualified in all respects by reference to the copy of the relevant contract or other document included as an annex or exhibit to this document.

PROPOSALS BY SECURITY HOLDERS

No security holder has asked the Company to include any proposal in this Information Statement.

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

This Information Statement and the documents incorporated by reference into this Information Statement contain forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact contained in this Information Statement and the materials accompanying this Information Statement are forward-looking statements.

Frequently, but not always, forward-looking statements are identified by the use of the future tense and by words such as ‘believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “could,” “would,” “projects,” “continues,” “estimates,” or similar expressions. Forward-looking statements are not guarantees of future performance and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our company or its industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements.

The forward-looking statements contained or incorporated by reference in this Information Statement are forward-looking statements and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These statements include declarations regarding our plans, intentions, beliefs or current expectations.

The forward-looking statements included in this Information Statement are made only as of the date of this Information Statement. The forward-looking statements are based on the beliefs of management, as well as assumptions made by and information currently available to management and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results of those anticipated. These uncertainties and other risk factors include, but are not limited to: the possibility that we may fail to preserve our expertise in medical therapy and product research and development; that existing and potential partners may opt to work with, or favor the products of, competitors if our competitors offer more favorable products or pricing terms; that we may be unable to maintain or grow sources of revenue; that we may be unable to attain and maintain profitability; that we may be unable to attract and retain key personnel; that we may not be able to effectively manage, or to increase, our relationships with customers; that we may have unexpected increases in costs and expenses; and what effect the current COVID-19 pandemic may have on the Company.

We further caution investors that other factors might, in the future, prove to be important in affecting our results of operations. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Forward-looking statements are expressly qualified in their entirety by this cautionary statement. The forward-looking statements included in this document are made as of the date of this document and we do not undertake any obligation to update forward-looking statements to reflect new information, subsequent events or otherwise, except as required by law.

THE ACTIONS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE ACTIONS NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE ACTIONS THAT HAS BEEN APPROVED AND TO PROVIDE YOU WITH INFORMATION ABOUT THE ACTIONS AND OTHER RELEVANT BACKGROUND INFORMATION.

Sincerely,

WAVE SYNC CORP.

/s/ Jiang Hui
Jiang Hui
Title: Chief Executive Officer and Director
Date: September 15, 2021

ANNEX A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
WAVE SYNC CORP.

The undersigned, being the Chief Executive Officer and Director of Wave Sync Corp., a Delaware corporation (the “Corporation”), does hereby certify that:

1.	The original certificate of incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on December 23, 1988.

2.	This amended and restated certificate of incorporation was duly adopted in accordance with the Section 242 and 245 the Delaware General Corporation Law.

3.	The original certificate of incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

ARTICLE 1.

The name of the corporation is Wave Sync Corp. (the “Corporation”).

ARTICLE 2.

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The name of the Corporation’s registered agent at such address is National Registered Agents, Inc.

ARTICLE 3.

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the Delaware General Corporation Law.

ARTICLE 4.

The total number of shares of all classes of which the Corporation shall have authority to issue shall be one hundred million (100,000,000) shares of common stock, par value $0.001 per share (“Common Stock”). The following provisions of this Article 4 constitute a statement of the powers, designations, preferences and relative participating, optional or other special rights and privileges, and the qualifications, limitations and restrictions of and relating to the Common Stock.

(1)	Except as otherwise provided by law or this Certificate of Incorporation, each holder of the Common Stock is entitled to one vote for each share of Common Stock held of record for the election of directors and on all matters submitted for a vote of stockholders of the Corporation. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the Common Stock entitled to vote, voting together as a single class.

(2)	Each share of Common Stock is entitled to participate equally in any dividends that may be declared by the Board of Directors and in any other distributions made by the Corporation.

(3)	Reverse Stock Split. Without regard to any other provision of this amended and restated Certificate of Incorporation, each five (5) shares of Common Stock of the Corporation, either issued and outstanding or held by the Corporation as treasury stock, immediately prior to the time this amended and restated Certificate of Incorporation becomes effective, shall be and is automatically reclassified and changed (without any further act) into one (1) fully paid and nonassessable share of Common Stock of the Corporation without increasing or decreasing the amount of stated capital or paid-in surplus of the Corporation, provided that no fractional shares representing fractions of a share will be issued as a result of the reverse stock split, but, in lieu thereof, each fraction of a share that any stockholder would otherwise be entitled to receive as a result of the reverse stock split will be rounded up to the nearest whole share.

ARTICLE 5.

The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for defining and regulating the powers of the Corporation and its directors and shareholders and are in furtherance and not in limitation of the powers conferred upon the Corporation by statute:

(a)	The number of directors of the Corporation shall consist of not less than one (1), the exact number to be fixed by the Board of Directors from time to time pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(b)	Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at a meeting of stockholders and entitled to vote in the election of directors. No director need be a stockholder.

(c)	Any vacancy on the Board of Directors resulting from death, retirement, resignation, disqualification or removal from office or other cause, as well as any vacancy resulting from an increase in the number of directors which occurs between annual meetings of the stockholders at which directors are elected, shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, except that any vacancies resulting from removal from office by a vote of the stockholders for cause may be filled by a vote of the stockholders at the same meeting at which such removal occurs. The directors chosen to fill vacancies shall hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

(d)	In furtherance and not in limitation of the powers conferred by statute, the power to adopt, amend or repeal the by-laws of the Corporation may be exercised by the Board of Directors; provided, however, that the Board of Directors may not amend or repeal any by-law adopted by the stockholders and declared as part of such adoption to be amendable or repealable only by the stockholders. Any adoption, amendment or repeal of the by-laws by the Board of Directors shall require the approval of a majority of the Board of Directors.

(e)	Except as otherwise prescribed by law or by this Amended and Restated Certificate of Incorporation, special meetings of stockholders, for any purpose or purposes, may only be called by the officers and directors as provided in the by-laws of the Corporation.

ARTICLE 6.

(a)	The Corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of the Corporation or while a director or officer is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, or otherwise and shall inure to the benefits of the heirs and legal representatives of such person. Any person seeking indemnification under this paragraph shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this paragraph shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

(b)	Reasonable expenses, including court costs and attorneys’ fees, incurred by a person who was or is a witness or who was or is named as a defendant or respondent in a proceeding, by reason of the fact that such individual is or was a director or officer of the Corporation, or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, trust, employee benefit plan or other enterprise, shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such proceeding, and upon receipt by the Corporation of a written affirmation by such person of his good faith belief that he has met the standard of conduct necessary for indemnification under this Article 6, and a written undertaking by or on behalf of such person to repay the amount paid or reimbursed by the Corporation if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article 6. Such written undertaking shall be an unlimited obligation of such person and it may be accepted without reference to financial ability to make repayment.

ARTICLE 7.

Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this amended and restated Certificate of Incorporation, in the manner now or hereafter prescribed by statutes, and all rights conferred upon stockholders herein are granted subject to this reservation.

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IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation as of                                , 2021.

Name:	Jiang Hui
Title:	Chief Executive Officer and Director